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EXHIBIT 23.1


                                   CONSENT OF
                             INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Raytheon Company on Form S-3 (File Nos. 33-59241; 333-27757 and 333-44321) and Form S-8 (File No. 333-56117) of our reports dated January 26, 1999 on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.


/s/  PricewaaterhouseCoopers LLP
     PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999